UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 7, 2009

Date of Report (Date of earliest event reported)

WYNN RESORTS, LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50028	46-0484987
(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South - Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

This Current Report on From 8-K is being filed by Wynn Resorts Limited’s (the “Company”) to retrospectively adjust portions of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the 2008 Form 10-K) reflecting changes to the Company’s accounting for convertible debt as described below.

In May 2008, the Financial Accounting Standards Board issued FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (the “FSP”). The FSP requires the issuer of certain convertible debt instruments that may be settled in cash on conversion to separately account for the liability (debt) and equity (conversion option) components of the instruments in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. Early adoption was not permitted and retrospective application to all periods presented was required. The Company adopted FSB APB14-1 as of January 1, 2009.

In July 2003, the Company issued $250 million aggregate principal amount of 6% Convertible Subordinated Debentures due July 15, 2015 (the “Debentures”). During 2006, $25.9 million principal amount of the Debentures were converted into 1,124,862 shares of common stock. On June 15, 2007, the Company announced its intent to redeem all remaining amounts of the Debentures on July 20, 2007. Prior to redemption, in July 2007, all of the holders converted their Debentures into shares of the Company’s common stock. Upon adoption of the FSP on January 1, 2009, the Company recorded an adjustment to retained earnings as of December 31, 2008 of $84.5 million which reflects the cumulative additional interest expense, net of capitalization interest of $13.2 million and loss on extinguishment of debt, net of taxes, that the Company would have recorded related to the Debentures if it had followed the FSP from the issuance date of such Debentures.

Accordingly, the Company has revised the presentation of its convertible debt, related interest expense, loss on extinguishment of debt and income taxes to reflect this change and has retrospectively adjusted all comparative prior period information on this basis. The Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of this standard on previously issued financial statements. This will permit the Company to incorporate these financial statements by reference in future SEC filings. The impact of the adoption of this standard is reflected and is set forth in the following sections of the Company’s 2008 Form 10-K, which as revised are included as Exhibit 99.1 to this Current Report on Form 8-K:

•	Part II, Item 6. Selected Financial Data,

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•	Part II, Item 8. Financial Statements, and

•	Part III, Item 15. Financial Statement Schedules – Schedule I – Condensed Financial Information of the Registrant.

This Current Report on Form 8-K in addition provides further detail on several matters addressed in the Company’s 2008 Form 10-K. Other than the Items specified above, the other information in the Company’s 2008 Form 10-K remains unchanged. This Current Report on Form 8-K does not reflect events occurring after the filing of the Company’s 2008 Form 10-K or modify or update any related disclosures. Information in the Company’s 2008 Form 10-K not affected by this Current Report on Form 8-K is unchanged and reflects the disclosure made at the time of the filing of the original Company’s 2008 Form 10-K with the Securities and Exchange Commission on March 2, 2009. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Form 10-K and the Company’s filing made with the Securities and Exchange Commission subsequent to the filing of the Company’s 2008 Form 10-K, including any amendments to those filings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Updated Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements for the years ended December 31, 2008, 2007 and 2006, and Schedule I – Condensed Financial Information of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

By:	/s/ MATT MADDOX
Matt Maddox
Chief Financial Officer and Treasurer (Principal Financial Officer)

Dated: August 7, 2009

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